EX 99.1

Igniting a Revolution in Fire Safety: SPARX HOLDINGS GROUP, INC. Unveils Advanced Fire Sprinkler System Technology

Sparx Holdings Group, Inc. (OTC: SHGI), an innovative fire protection technology company committed to developing cutting-edge products to protect businesses and building owners from highly challenging fires is currently developing and testing prototypes for the Sparx™ Smart Sprinkler System. This innovative fire sprinkler system leverages software and electronics to suppress highly challenging fires faster than ever before. With multi-sensing technology that utilizes gas, flame, smoke, and digital temperature sensors, the Sparx™ Smart Sprinkler System can respond to fires quickly and efficiently.

Traditional sprinkler systems have long relied on basic heat-sensitive elements that trigger when they sense a certain temperature; a glass bulb shatters or a fusible link breaks apart, releasing water or a chemical solution into an area. Sparx Holdings Group, Inc.'s new approach goes beyond that by incorporating electronic sensors with wireless mesh networking technology that fits around existing sprinkler heads. While traditional fire sprinkler systems rely only on a fixed-temperature threshold to operate, the Sparx™ Smart Sprinkler System incorporates multiple sensors such as gas, flame, smoke, and digital temperature sensors to detect fires faster and more accurately. With real-time feedback and communication between the sprinklers, the system can detect the most intense part of a fire, and aims to effectively suppress it and prevent fire spread with what Sparx Holdings Group, Inc. believes to be unparalleled accuracy and performance.

The fire sprinkler industry is set to witness a major paradigm shift in how complex fires can be addressed, potentially saving companies from the destruction of property, injury to employees, and destruction of goods. With quick detection and algorithmically controlled sprinkler operating patterns, Sparx Holdings Group, Inc. may be able to provide effective and efficient protection in applications where traditional fire sprinklers cannot. The Sparx™ Smart Sprinkler System has the potential to fill industry gaps in some applications, particularly those involving the storage of high-hazard commodities, storage in buildings with tall ceilings and high clear heights, dense storage like compact automated storage and retrieval systems (ASRS), and buildings with unique architectures. The system may potentially be used to replace in-rack sprinklers with ceiling sprinklers in some applications, also, providing warehouses with more flexibility and reduced risk of sprinkler damage.

Sparx Holdings Group, Inc.'s innovative solution is currently in the prototype development and testing phase, and the company is seeking investments to pursue large-scale testing in warehouse and storage settings and other applicable spaces. Their website, https://www.sparx-fire.com, has more information on their groundbreaking technology as well as information regarding their active Tier II Regulation A+ offering.

Patents Licensed by Sparx Holdings Group, Inc.:

63/304,302 Provisional Application filed with the USPTO on 01/28/2022 titled “MESH NETWORK FIRE SUPPRESSION SYTSEM AND ASSOCIATED METHODS”

18/099,584 Utility Patent Application filed with the USPTO on 01/20/2023 titled “MESH NETWORK FIRE SUPPRESSION SYTSEM AND ASSOCIATED METHODS”

PCT/US23/11314 PCT International Application filed with the USPTO on 01/23/2023 titled “MESH NETWORK FIRE SUPPRESSION SYTSEM AND ASSOCIATED METHODS”.

Company Pitch Deck:

https://s3.amazonaws.com/content.otcmarkets.com/media/947035425/CoZUBuaCpzDXbRb/doc.pdf

Cautionary Language Concerning Forward-Looking Statements:

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential," and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Please refer to the cautionary notes in our Form 8-K filed with the Securities and Exchange Commission regarding the forward-looking statements filed as even date herewith.

Contact:

Sparx Holdings Group, Inc.- Investor Relations and Media Inquiries
Email: info@sparx-fire.com
Website: https://www.sparx-fire.com

Source: Sparx Holdings Group, Inc.